Exhibit (a)(5)

                           Offer To Purchase for Cash
                          All Outstanding Common Shares

                                       of

                                  M/A/R/C Inc.

                                       at

                              $20.00 Net Per Share

                                       by

                          Armstrong Acquisition Corp.,
                            a wholly owned subsidiary

                                       of

                               Omnicom Group Inc.

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     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
      CITY TIME, ON MONDAY, NOVEMBER 1, 1999, UNLESS THE OFFER IS EXTENDED.
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                                                                 October 4, 1999

To Our Clients:

      Enclosed for your consideration are the Offer To Purchase, dated October 4, 1999 (the "Offer To Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") and other materials relating to the offer by Armstrong Acquisition Corp. ("Purchaser"), a wholly owned subsidiary of Omnicom Group Inc. ("Parent"), to purchase all outstanding common shares (the "Shares") of M/A/R/C Inc. (the "Company") at a purchase price of $20.00 per Share, net to the seller in cash, without interest, on the terms and subject to the conditions set forth in the Offer To Purchase and the related Letter of Transmittal enclosed herewith. Holders of Shares ("Shareholders") whose certificates for such Shares (the "Certificates") are not immediately available or who cannot deliver their Certificates and all other required documents to Harris Trust Company of New York (the "Depositary") or complete the procedures for book-entry transfer on or prior to the Expiration Date (as defined in the Offer To Purchase) must tender their Shares according to the guaranteed delivery procedures set forth in
Section 3 of the Offer To Purchase.

      We are (or our nominee is) the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

      Accordingly, we request instructions as to whether you wish to have us tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

      Your attention is directed to the following:

           1. The tender price is $20.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

           2. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date that number of Shares that, together with any Shares to be acquired by

      Parent pursuant to the Tender, Voting and Option Agreement (as defined in the Offer To Purchase) and any Shares then owned by Parent or any of its subsidiaries, constitutes at least two-thirds of the Shares outstanding on a fully diluted basis on the date of purchase. The Offer is also subject to the conditions set forth in the Offer To Purchase. See the Introduction and Sections 1, 14 and 15 of the Offer To Purchase.

           3. The Offer is being made for all outstanding Shares.

           4. Tendering Shareholders will not be obligated to pay brokerage fees or commissions to the Depositary or the Information Agent or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 10 of the Letter of Transmittal.

           5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Monday, November 1, 1999, unless the Offer is extended.

           6. The Board of Directors of the Company has determined that the Offer and the Merger (as such terms are defined in the Offer To Purchase), are fair to and in the best interests of the Shareholders, has approved the Offer and the Merger and recommends that Shareholders accept the Offer and tender their Shares pursuant to the Offer.

           7. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) Certificates for Shares or a timely Book-Entry Confirmation (as defined in the Offer To Purchase) with respect to such Shares pursuant to the procedures set forth in Section 3 of the Offer To Purchase, (b) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed with any required signature guarantees (or, in the case of book-entry transfers, an Agent's Message (as defined in the Offer To Purchase)), and
      (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering Shareholders at the same time depending upon when Certificates for or confirmations of
      book-entry   transfer  of  such  Shares  are  actually   received  by  the
      Depositary.

      If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth below.

      The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdictions.

                        Instructions with Respect to the
                           Offer To Purchase for Cash
                          All Outstanding Common Shares
                                       of
                                  M/A/R/C Inc.
                                       by
                           Armstrong Acquisition Corp.
                            a wholly owned subsidiary
                                       of
                               Omnicom Group Inc.

      The undersigned acknowledge(s) receipt of your letter, the enclosed Offer To Purchase, dated October 4, 1999, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Armstrong Acquisition Corp. (the "Purchaser"), a wholly owned subsidiary of Omnicom Group Inc., to purchase all outstanding common shares (the "Shares") of M/A/R/C Inc. at a purchase price of $20.00 per Share, net to the seller in cash, without interest thereon, on the terms and subject to the conditions set forth in the Offer To Purchase.

      This will instruct you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.



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Number of Shares to be Tendered:*___________________________Shares

Date: ____________, 1999

                                    SIGN HERE

Signature(s):___________________________________________________________________

Print Name(s):__________________________________________________________________

Print Address(es):______________________________________________________________

________________________________________________________________________________

Area Code and Telephone Number(s):______________________________________________

Taxpayer Identification or Social Security Number(s):___________________________


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*     Unless otherwise indicated,  it will be assumed that all Shares held by us for your account are to be tendered.

   This form must be returned to the brokerage firm maintaining your account.